Exhibit 99.1

GD Culture Group Limited Establishes Subsidiary in New York to Advance Operations and Business Growth

NEW YORK, June 6, 2023, (GLOBE NEWSIRE) -- GD Culture Group Limited (“GDC” or the “Company”), a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”), today announced that on May 18, 2023, it has established a wholly owned subsidiary named AI Catalysis Corp.(the “Subsidiary”) under the laws of the State of Nevada with its office in New York, New York to advance the operations and business growth of the Company. The Subsidiary is expected to provide the necessary infrastructure and talents for the Company to continue building momentum in the United States and international markets.

About GD Culture Group Limited.

GD Culture Group Limited (“GDC” or the “Company”) is a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”). Highlight Media, founded in 2016, is an integrated marketing service agency, focusing on serving businesses in China in connection with brand management, image building, public relations, social media management and event planning. For more information, please visit the Company’s website at http://en.ccnctech.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-917-609-0333 (U.S.)

Email: tina.xiao@ascent-ir.com